UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 7, 2013

ARLINGTON ASSET INVESTMENT CORP.

(Exact name of Registrant as specified in its charter)

Virginia	54-1873198	001-34374
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)	(Commission File Number)

1001 Nineteenth Street North

Arlington, VA 22209

(Address of principal executive offices) (Zip code)

(877) 370-4413

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On March 7, 2013, Arlington Asset Investment Corp. (the “Company,” “we” or “our”) announced that it has commenced an underwritten registered public offering of up to 3,000,000 shares of common stock, not including the underwriters’ option to purchase up to an additional 450,000 shares of stock. A copy of the press release announcing the offering is attached as Exhibit 99.1 hereto.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished pursuant to Item 9.01, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished pursuant to Item 9.01, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 8.01.	Other Events.

As previously disclosed, on August 19, 2011, Hildene Capital Management, LLC filed a purported class action complaint captioned Hildene Capital Management, LLC v. Friedman, Billings, Ramsey Group, Inc. (d/b/a Arlington Asset Investment Corp.), FBR Capital Trust VI, FBR Capital Trust X, Wells Fargo Bank, N.A., as Trustee, and John and Jane Does 1 through 100, No. 11 Civ. 5832, in the United States District Court for the Southern District of New York. The Complaint alleged unlawful acts by us in connection with our purchase of preferred securities issued by FBR Capital Trust VI and FBR Capital Trust X (the “FBR Trusts”) from two CDOs, Tropic IV CDO Ltd. and Soloso CDO 2005-1 Ltd., in September 2009.

On November 9, 2011, we filed a motion to dismiss the Complaint on our own behalf and on behalf of the FBR Trusts. On December 14, 2011, Plaintiff filed an Amended Complaint. In the Amended Complaint, Plaintiff added Hildene Opportunities Master Fund, Ltd. as a plaintiff. Plaintiffs no longer asserted class action claims, but asserted direct and derivative claims against us and Wells Fargo Bank, N.A., as trustee for Tropic III CDO Ltd., Tropic IV CDO Ltd., and Soloso CDO 2005-1 Ltd. On January 20, 2012, we filed a motion to dismiss the Amended Complaint on our own behalf and on behalf of the FBR Trusts. On April 25, 2012, the Court held a hearing on that motion. On August 15, 2012, the Court issued an order granting in part and denying in part the motion to dismiss. Specifically, the Court dismissed all of the derivative claims with prejudice and without leave to amend, but permitted certain of the direct claims to proceed against us and Wells Fargo. We filed our Answer to the Amended Complaint on September 17, 2012, which asserted various defenses to the remaining direct claims.

As we announced in our Form 10-K for the year ended December 31, 2012, which was filed on February 8, 2013, the parties had reached an agreement in principle to resolve this matter on terms that would not have had a material impact to our financial position. When we filed this Form 10-K, the parties were working to finalize a written agreement memorializing their agreement in principal. On February 20, 2013, the Hildene plaintiffs informed us that they no longer wished to resolve the matter. On March 4, 2013, two additional parties, claiming to be investors in Tropic III CDO Ltd., Tropic IV CDO Ltd., and Soloso CDO 2005-1 Ltd., filed motions to intervene in the lawsuit, seeking to assert derivative claims. Even if the Court does not permit these entities to intervene in this lawsuit, these entities may still bring separate lawsuits relating to these transactions. The Court is also considering the Hildene plaintiffs’ request that the discovery period be reopened and extended for some period of time, whether or not such intervention motions are granted. We are currently incurring legal expenses in connection with this matter. Our insurance carriers have informed us that potential losses related to this matter based on current claims will not be covered by our insurance policies.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Arlington Asset Investment Corp. Press Release dated March 7, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARLINGTON ASSET INVESTMENT CORP.

Date: March 7, 2013	By:	/s/ Kurt R. Harrington
	Name:	Kurt R. Harrington
	Title:	Executive Vice President, Chief Financial Officer and Treasurer